News Release

www.nortel.com	Exhibit 99.1

FOR IMMEDIATE RELEASE	September 1, 2006

For more information:

Ben Roome	Jay Barta	Investors
Nortel	Nortel	905-863-6049
+44-1628-43-3113	972-685-2381	888-901-7286
benroome@nortel.com	jbarta@nortel.com	investor@nortel.com
Nortel Advances Business Strategy with Proposed Sale of UMTS Access Business to Alcatel
Refines Focus on Next-Generation Mobility
TORONTO — Nortel* [NYSE/TSX: NT] today announced that it has signed a non-binding Memorandum of Understanding for the sale of its UMTS access business to Alcatel for US $320 million, a move that will enable Nortel to simplify its business and strategically focus its investments for leadership in key markets while ensuring its customers’ UMTS access requirements will continue to be met.
As part of its business strategy, Nortel is executing on plans to increase investment in key areas, partner in others, and divest where there is no path for it to lead or realize attractive returns.
“Nortel is sharpening its focus on the markets in which we intend to lead. Our UMTS access business lacks the scale and momentum needed to become profitable,” said Mike Zafirovski, president and chief executive officer, Nortel.
There are three core elements of Nortel’s strategic focus — next-generation mobility, enterprise transformation, and services and applications. Much like its partnership with Microsoft announced in July, this is another key step in changing the trajectory of Nortel’s business.
“With next-generation mobility, we see an opportunity to change the game by applying our networking expertise and technology innovation to significantly alter the economic paradigm of mobility solutions in the future,” said Zafirovski.
“We are absolutely committed to mobility and plan to lead the 4G evolution and play a key role in the mass market adoption of mobile video and multimedia services.” said Richard Lowe, president, Mobility and Converged Core Networks, Nortel. “With a strong position in GSM and CDMA, an established service provider customer base, and technology leadership in key areas like OFDM-MIMO, we have a solid foundation for success going forward.”
As part of its ongoing mobility business, Nortel will continue to develop and support solutions for the evolution of GSM access and core, GSM-R, GPRS and EDGE technologies as well as CDMA access and core and UMTS core.
The proposed sale includes Nortel’s UMTS access product portfolio made up of the Radio Network Controller and Node B products and OAM solutions, related services and associated assets. It is anticipated that the significant majority of employees of Nortel’s UMTS access business will transfer to Alcatel. Completion of the transaction is subject to, among other things, the negotiation and execution of a definitive agreement between Nortel and Alcatel, completion of consultations with work councils and other employee representatives, and customary closing conditions including regulatory approvals. The parties are targeting completion of the transaction in the fourth quarter of 2006.
“This deal is good for our UMTS access customers. They will benefit from Alcatel’s resulting scale in this market. We will work closely with Alcatel to make the hand-over as smooth as possible for our customers, with whom we plan to have strong, on-going relationships,” said Lowe.

“The expertise of Nortel’s UMTS team is well-known, and I am confident that our combined forces will pave the way for further success in the wireless market,” said Marc Rouanne, president of Alcatel’s mobile communications activities. “We are committed to support and evolve our extended customer base.”
About Nortel
Nortel is a recognized leader in delivering communications capabilities that enhance the human experience, ignite and power global commerce, and secure and protect the world’s most critical information. Our next-generation technologies, for both service providers and enterprises, span access and core networks, support multimedia and business-critical applications, and help eliminate today’s barriers to efficiency, speed and performance by simplifying networks and connecting people with information. Nortel does business in more than 150 countries. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.
Nortel will host a teleconference/audio webcast to discuss this announcement.
TIME: 9:00 am (ET), Friday, September 1, 2006
To participate, please call the following at least 15 minutes prior to the start of the event.

Teleconference:
North America:	1-888-211-4395
International:	1-416-620-2417
Webcast:	http://www.nortel.com/mediaevent

Replay:
(Available one hour after the conference call)
North America:	1-800-383-0935
International:	1-402-530-5545
Passcode:	21302444#
Webcast:	http://www.nortel.com/mediaevent
Certain statements in this press release may contain words such as “could”, “expects”, “may”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities legislation. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties, which are difficult to predict and the actual outcome may be materially different. Further, actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following (i) risks and uncertainties relating to Nortel’s restatements and related matters including: Nortel’s most recent restatement and two previous restatements of its financial statements and related events; the negative impact on Nortel and NNL of their most recent restatement and delay in filing their financial statements and related periodic reports; legal judgments, fines, penalties or settlements, or any substantial regulatory fines or other penalties or sanctions, related to the ongoing regulatory and criminal investigations of Nortel in the U.S. and Canada; any significant pending civil litigation actions not encompassed by Nortel’s proposed class action settlement; any substantial cash payment and/or significant dilution of Nortel’s existing equity positions resulting from the finalization and approval of its proposed class action settlement, or if such proposed class action settlement is not finalized, any larger settlements or awards of damages in respect of such class actions; any unsuccessful remediation of Nortel’s material weaknesses in internal control over financial reporting resulting in an inability to report Nortel’s results of operations and financial condition accurately and in a timely manner; the time required to implement Nortel’s remedial measures; Nortel’s inability to access, in its current form, its shelf registration filed with the United States Securities and Exchange Commission (SEC), and Nortel’s below investment grade credit rating and any further adverse effect on its credit rating due to Nortel’s restatements of its financial statements; any adverse affect on Nortel’s business and market price of its publicly traded securities arising from continuing negative publicity related to Nortel’s restatements; Nortel’s potential inability to attract or retain the personnel necessary to achieve its business objectives; any breach by Nortel of the continued listing requirements of the NYSE or TSX causing the NYSE and/or the TSX to commence suspension or delisting procedures; (ii) risks and uncertainties relating to Nortel’s business including: yearly and quarterly fluctuations of Nortel’s operating results; reduced demand and pricing pressures for its products due to global economic conditions, significant competition, competitive pricing practice, cautious capital spending by customers, increased industry consolidation, rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles, and other trends and industry characteristics affecting the telecommunications industry; the sufficiency of recently announced restructuring actions, including the potential for higher actual costs to be incurred in connection with these restructuring actions compared to the estimated costs of such actions and the ability to achieve the targeted cost savings and reductions of Nortel’s unfunded pension liability deficit; any material and adverse affects on Nortel’s performance if its expectations regarding market demand for particular products prove to be wrong or because of certain barriers in its efforts to expand internationally; any reduction in Nortel’s operating results and any related volatility in the market price of its publicly traded securities arising from any decline in its gross margin, or fluctuations in foreign currency exchange rates; any negative developments associated with Nortel’s supply contract and contract manufacturing agreements including as a result of using a sole supplier for key optical networking solutions components, and any defects or errors in Nortel’s current or planned products; any negative impact to Nortel of its failure to achieve its business transformation objectives; additional valuation allowances for all or a portion of its deferred tax assets; Nortel’s failure to protect its intellectual property rights, or any adverse judgments or settlements arising out of disputes regarding intellectual property; changes in regulation of the Internet and/or other aspects of the industry; Nortel’s failure to successfully operate or integrate its strategic acquisitions, or failure to consummate or succeed with its strategic alliances; any negative effect of Nortel’s failure to evolve adequately its financial and managerial control and reporting systems and processes, manage and grow its business, or create an effective risk management strategy; and (iii) risks and uncertainties relating to Nortel’s liquidity, financing arrangements and capital including: the impact of Nortel’s most recent restatement and two previous restatements of its financial statements; any inability of Nortel to manage cash flow fluctuations to fund working capital requirements or achieve its business objectives in a timely manner or obtain additional sources of funding; high levels of debt, limitations on Nortel capitalizing on business opportunities because of credit facility covenants, or on obtaining additional secured debt pursuant to the provisions of indentures governing certain of Nortel’s public debt issues and the provisions of its credit facilities; any increase of restricted cash requirements for Nortel if it is unable to secure alternative support for obligations arising from certain normal course business activities, or any inability of Nortel’s subsidiaries to provide it with sufficient funding; any negative effect to Nortel of the need to make larger defined benefit plans contributions in the future or exposure to customer credit risks or inability of customers to fulfill payment obligations under customer financing arrangements; any negative impact on Nortel’s ability to make future acquisitions, raise capital, issue debt and retain employees arising from stock price volatility and further declines in the market price of Nortel’s publicly traded securities, or any future share consolidation resulting in a lower total market capitalization or adverse effect on the liquidity of Nortel’s common shares. For additional information with respect to certain of these and other factors, see Nortel’s Annual Report on Form10-K/A, Quarterly Report on Form 10-Q and other securities filings with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.